Form 10-K

Year Ended 12/31/02

Exhibit 21

SUBSIDIARIES OF R. R. DONNELLEY & SONS COMPANY

(As of January 29, 2003)

Subsidiaries of R. R. Donnelley & Sons Company	Place of Incorporation
Freight Systems, Inc.	California
Caslon Incorporated	Delaware
CTC Direct, Inc.	Delaware
Donnelley Caribbean Graphics, Inc.	Delaware
Donnelley Holdings Limited	Delaware
Donnelley Satellite Services Limited	Delaware
Haddon Craftsmen, Inc.	Delaware
HCI Holdings, Inc.	Delaware
Mobium Corporation	Delaware
Pan Associates, L. P.	Delaware
RRD Dutch Holdco, Inc.	Delaware
R. R. Donnelley (Chile) Holdings, Inc.	Delaware
R. R. Donnelley (Santiago) Holdings, Inc.	Delaware
R. R. Donnelley Global, Inc.	Delaware
R. R. Donnelley Mendota, Inc.	Delaware
R. R. Donnelley Printing Company	Delaware
R. R. Donnelley Printing Company, L. P.	Delaware
R. R. Donnelley (Europe) Limited	Delaware
M/B Companies, Inc.	Iowa
R. R. Donnelley Receivables, Inc.	Nevada
R. R. Donnelley Seymour, Inc.	New Jersey
R. R. Donnelley Norwest Inc.	Oregon
Heritage Preservation Corporation	South Carolina
Omega Studios-Southwest, Inc.	Texas
Iridio, Inc.	Washington
Donnelley Cochrane Argentina S. A.	Argentina
Donnelley Cochrane Graficos Editora de Brasil Limitada	Brazil
Editorial Lord Cochrane, S. A.	Chile
Inversiones Cochrane Argentina Limitada	Chile
Inversiones Cochrane Brasil Limitada	Chile
Inversiones Cochrane Chile Limitada	Chile
Sociedad Productora de Directorios S. A.	Chile
Sociedad Inversiones Internacionales Limitada	Chile
R. R. Donnelley (Chile) Holdings, Inc. y Compania	Chile
R. R. Donnelley (Chile) Holdings, Inc. y Compania Limitada	Chile
R. R. Donnelley (Santiago) Holdings, Inc. y Compania	Chile
R. R. Donnelley Financial Asia Limited	Republic of China
Shenzhen Donnelley Bright Sun Printing Co.	Republic of China
R. R. Donnelley Luxembourg SARL	Luxembourg
Laboratorio Lito Color S. A. de C. V.	Mexico
R. R. Donnelley (Mexico) S. A. de C. V.	Mexico
Impresora Donneco Internacional, S. A. de C. V.	Mexico
R. R. Donnelley Holdings B. V.	The Netherlands
R. R. Donnelley Europe, Sp. zo. o.	Poland
R. R. Donnelley Poland, Sp. zo. o.	Poland
R. R. Donnelley U. K. Directory Limited	United Kingdom
R. R. Donnelley (U. K.) Limited	United Kingdom
R. R. Donnelley Limited	United Kingdom